Exhibit 99.2

Contact:  Robert J. Hugin                             Brian P. Gill
          President and COO                           Senior Director PR/IR
          Celgene Corporation                         Celgene Corporation
          (908) 673-9102                             (908) 673-9530

               CELGENE ANNOUNCES PRICING OF COMMON STOCK OFFERING

SUMMIT, NJ - (NOVEMBER 3, 2006) - CELGENE CORPORATION (NASDAQ: CELG), announced the pricing of its public offering of 20,000,000 shares of its common stock at a public offering price of $51.60 per share. The gross proceeds of the offering will be $1.032 billion.

This offering of the shares of Celgene common stock may be made only by means of a prospectus. A copy of the prospectus relating to the securities can be obtained from: J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 and Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND THOSE FACTORS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS 10K, 10Q AND 8K REPORTS.

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